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                                                                   EXHIBIT 11(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 1, 1996, for the Nuveen Multistate Tax-Free Trust, comprising the Arizona, Florida, Maryland, Pennsylvania and Virginia Tax-Free Value Funds, and to all references to our firm included in or made a part of this registration statement on Form N-1A of Nuveen Flagship Multistate Trust I.


ARTHUR ANDERSEN LLP



Chicago, Illinois
January 27, 1997